Exhibit 1.01

Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2018

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson for the year ended December 31, 2018 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of hardware, software and services – especially in networks, digital services, managed services and new businesses – to the telecom industry and other sectors to enable the full value of connectivity. This report has been prepared by the management of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson”, the “Company”, “we”, “us”, or “our”). This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: http://www.ericsson.com/thecompany/investors/financial-reports.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

The hardware provided by Ericsson largely consists of electronics. The supply chain is complex with multiple tiers of suppliers. For manufacturing, Ericsson purchases customized and standardized components from several global providers as well as from local and regional suppliers, either off-the-shelf or in accordance with Ericsson’s design or specifications. The production of electronic modules and sub-assemblies is mostly outsourced. Final configuration of products is largely done in-house. This consists of assembling and testing modules and integrating them into complete units. A number of Ericsson’s suppliers design and manufacture highly specialized and customized components.

There are generally many tiers of suppliers between smelters and refiners of tin, tantalum, tungsten and gold (“3TG”) and our direct suppliers.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry 2018

Ericsson gathers materials information from our suppliers. Through this we know that many of the components used on our products contain small amounts of 3TG that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”), or adjoining countries. At the same time, we aim to continue

Conflict Minerals Report

supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (RMI) and our aim is to improve traceability in our supply chain. Ericsson does not prohibit sourcing of materials from the DRC or adjoining countries or avoid using 3TGs since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in a society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG.

Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances, which include an obligation to provide information on 3TG upon request and to have appropriate due diligence processes in place to identify the source and chain of custody of 3TG. Our first-tier suppliers are similarly to Ericsson reliant upon information provided by their suppliers.

The identification of first-tier suppliers of Ericsson that are in scope under the Rule involves different parts of Ericsson’s global organization. The sourcing organization has an important role in leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of Ericsson supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, that are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first-tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners and we do not perform or direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the Responsible Minerals Assurance Process (RMAP).

Conflict Minerals Report

3.	Due Diligence

Ericsson has processes in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG; however, Ericsson acknowledges the challenge to identify, detect, mitigate and minimize other human rights and environmental risks relating to sourcing of 3TG.

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct, which outlines expected behaviors for all Ericsson’s employees and suppliers, and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.

With respect to 2018, identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 5.11 (the “Template”). The Template is a standardized supply chain survey designed to gather information regarding the smelters and refiners that process 3TGs used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

Since 2017, the issue of responsible sourcing of raw materials is included in our Code of Conduct to clarify expectations in the area. Employees are encouraged to report violations of laws or the Code of Business Ethics to their manager or a manager of higher rank. In addition, Ericsson has a whistle-blower tool, Ericsson Compliance Line, managed by an external service provider, for the reporting of alleged violations of laws or the Code of Business Ethics that (i) are conducted by Group or local management, and (ii) relate to corruption, questionable accounting, deficiencies in the internal control of accounting or auditing matters or otherwise seriously affect vital interests of the Group or personal health and safety. Ericsson Compliance Line is available for both Ericsson employees and external stakeholders such as customers and suppliers.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2018 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Conflict Minerals Reporting Template. Suppliers were provided with support material, including the available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure quality, a high response rate and to minimize risks, the responses were analyzed and followed up as deemed

Conflict Minerals Report

appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate.

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in the Sustainability and Corporate Responsibility section of Ericsson Annual Report.

We continuously work to improve our due diligence with respect to 3TG, mainly focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up supplier responses and generally prioritize to follow up suppliers that are awarded large parts of our business.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our 2018 Responsible Business Alliance (RBA) membership we were members of the RMI, supporting the responsible minerals assurance process (“RMAP”) as well as the development and implementation of due diligence practices and tools such as the Template. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on 3TG; which is available on our website:

https://www.ericsson.com/assets/local/about-ericsson/sustainability-and-corporate-responsibility/documents/statement-on-sourcing-of-conflict-minerals.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

http://www.ericsson.com/thecompany/investors/financial-reports.

4.	2018 due diligence results

For the calendar year 2018, our inquiries were made on supplier level and the majority of supplier responses received provided data at a company or divisional level with only few exceptions, that provided product level

Conflict Minerals Report

information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2018 was 99,47%. This response rate was achieved this year mainly due to our additional efforts in getting qualitative responses from our suppliers. Among the supplier responses, we identified 258 smelters as potential sources of 3TG that were reported to be in the supply chain during the 2018 calendar year. The following table presents, by mineral, the percentages of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems.

Table 1. RMAP conformant smelters and refiners identified by Ericsson via inquiries to our suppliers in 2018

Metal	Identified smelters or refiners validated by RMAP conformant	Total number of identified smelters
Tantalum	100%	40
Tungsten	100%	39
Tin	99%	74
Gold	97%	101

Note: The audit status of smelters and refiners are subject to change and the above represents information available from the RMI on April 30, 2019.

We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2018 calendar year, Ericsson believes that the facilities that may have been used to process the 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have sufficient information to determine with specificity all countries of origin of the 3TG in our products or whether they are from recycled and scrap sources.

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

During 2019, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

Conflict Minerals Report

5.	Forward Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Conflict Minerals Report

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 2018.1

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
1	Gold	Aida Chemical Industries Co., Ltd.	Conformant	JAPAN
2	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant	GERMANY
3	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant	BRAZIL
4	Gold	Argor-Heraeus S.A.	Conformant	SWITZERLAND
5	Gold	Asahi Pretec Corp.	Conformant	JAPAN
6	Gold	Asaka Riken Co., Ltd.	Conformant	JAPAN
7	Gold	Aurubis AG	Conformant	GERMANY
8	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant	PHILIPPINES
9	Gold	Boliden AB	Conformant	SWEDEN
10	Gold	C. Hafner GmbH + Co. KG	Conformant	GERMANY
11	Gold	CCR Refinery - Glencore Canada Corporation	Conformant	CANADA
12	Gold	Chimet S.p.A.	Conformant	ITALY
13	Gold	DODUCO Contacts and Refining GmbH	Conformant	GERMANY
14	Gold	Dowa	Conformant	JAPAN
15	Gold	Eco-System Recycling Co., Ltd.	Conformant	JAPAN
16	Gold	Heimerle + Meule GmbH	Conformant	GERMANY
17	Gold	Heraeus Metals Hong Kong Ltd.	Conformant	CHINA
18	Gold	Heraeus Precious Metals GmbH & Co. KG	Conformant	GERMANY
19	Gold	Ishifuku Metal Industry Co., Ltd.	Conformant	JAPAN
20	Gold	Istanbul Gold Refinery	Conformant	TURKEY
21	Gold	Japan Mint	Conformant	JAPAN
22	Gold	Jiangxi Copper Co., Ltd.	Conformant	CHINA
23	Gold	Asahi Refining USA Inc.	Conformant	UNITED STATES OF AMERICA
24	Gold	Asahi Refining Canada Ltd.	Conformant	CANADA
25	Gold	JSC Uralelectromed	Conformant	RUSSIAN FEDERATION
26	Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant	JAPAN
27	Gold	Kazzinc	Conformant	KAZAKHSTAN

[1]

The audit status of smelters and refiners are subject to change and Annex 1 represents information available from the RMI on April 30, 2019. The audit status indicates that the smelters and refiners have been verified as conformant to the RMAP protocol or mutually recognized systems.

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
28	Gold	Kennecott Utah Copper LLC	Conformant	UNITED STATES OF AMERICA
29	Gold	Kojima Chemicals Co., Ltd.	Conformant	JAPAN
30	Gold	LS-NIKKO Copper Inc.	Conformant	KOREA, REPUBLIC OF
31	Gold	Materion	Conformant	UNITED STATES OF AMERICA
32	Gold	Matsuda Sangyo Co., Ltd.	Conformant	JAPAN
33	Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant	CHINA
34	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant	SINGAPORE
35	Gold	Metalor Technologies S.A.	Conformant	SWITZERLAND
36	Gold	Metalor USA Refining Corporation	Conformant	UNITED STATES OF AMERICA
37	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant	MEXICO
38	Gold	Mitsubishi Materials Corporation	Conformant	JAPAN
39	Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant	JAPAN
40	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant	TURKEY
41	Gold	Nihon Material Co., Ltd.	Conformant	JAPAN
42	Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant	JAPAN
43	Gold	PAMP S.A.	Conformant	SWITZERLAND
44	Gold	PT Aneka Tambang (Persero) Tbk	Conformant	INDONESIA
45	Gold	PX Precinox S.A.	Conformant	SWITZERLAND
46	Gold	Rand Refinery (Pty) Ltd.	Conformant	SOUTH AFRICA
47	Gold	Royal Canadian Mint	Conformant	CANADA
48	Gold	Samduck Precious Metals	Conformant	KOREA, REPUBLIC OF
49	Gold	SEMPSA Joyeria Plateria S.A.	Conformant	SPAIN
50	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant	CHINA
51	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant	RUSSIAN FEDERATION
52	Gold	Solar Applied Materials Technology Corp.	Conformant	TAIWAN, PROVINCE OF CHINA
53	Gold	Sumitomo Metal Mining Co., Ltd.	Conformant	JAPAN
54	Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant	JAPAN
55	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Conformant	CHINA
56	Gold	Tokuriki Honten Co., Ltd.	Conformant	JAPAN
57	Gold	Torecom	Conformant	KOREA, REPUBLIC OF
58	Gold	Umicore Brasil Ltda.	Conformant	BRAZIL
59	Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant	BELGIUM

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
60	Gold	United Precious Metal Refining, Inc.	Conformant	UNITED STATES OF AMERICA
61	Gold	Valcambi S.A.	Conformant	SWITZERLAND
62	Gold	Western Australian Mint (T/a The Perth Mint)	Conformant	AUSTRALIA
63	Gold	Yamakin Co., Ltd.	Conformant	JAPAN
64	Gold	Yokohama Metal Co., Ltd.	Conformant	JAPAN
65	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant	CHINA
66	Gold	Umicore Precious Metals Thailand	Conformant	THAILAND
67	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Conformant	CHINA
68	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant	UZBEKISTAN
69	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant	CHINA
70	Gold	Metalor Technologies (Suzhou) Ltd.	Conformant	CHINA
71	Gold	Daejin Indus Co., Ltd.	Conformant	KOREA, REPUBLIC OF
72	Gold	DSC (Do Sung Corporation)	Conformant	KOREA, REPUBLIC OF
73	Gold	Geib Refining Corporation	Conformant	UNITED STATES OF AMERICA
74	Gold	Kyrgyzaltyn JSC	Conformant	KYRGYZSTAN
75	Gold	Moscow Special Alloys Processing Plant	Conformant	RUSSIAN FEDERATION
76	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Conformant	RUSSIAN FEDERATION
77	Gold	OJSC Novosibirsk Refinery	Conformant	RUSSIAN FEDERATION
78	Gold	Prioksky Plant of Non-Ferrous Metals	Conformant	RUSSIAN FEDERATION
79	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Conformant	AUSTRIA
80	Gold	Advanced Chemical Company	Conformant	UNITED STATES OF AMERICA
81	Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant	CHINA
82	Gold	MMTC-PAMP India Pvt., Ltd.	Conformant	INDIA
83	Gold	Singway Technology Co., Ltd.	Conformant	TAIWAN, PROVINCE OF CHINA
84	Gold	Al Etihad Gold Refinery DMCC	Conformant	UNITED ARAB EMIRATES
85	Gold	Emirates Gold DMCC	Conformant	UNITED ARAB EMIRATES
86	Gold	T.C.A S.p.A	Conformant	ITALY
87	Gold	Korea Zinc Co., Ltd.	Conformant	KOREA, REPUBLIC OF
88	Gold	SAAMP	Conformant	FRANCE
89	Gold	SAXONIA Edelmetalle GmbH	Conformant	GERMANY

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
90	Gold	WIELAND Edelmetalle GmbH	Conformant	GERMANY
91	Gold	AU Traders and Refiners	Conformant	SOUTH AFRICA
92	Gold	Cendres + Métaux S.A.	Conformant	SWITZERLAND
93	Gold	HeeSung Metal Ltd.	Conformant	KOREA, REPUBLIC OF
94	Gold	Italpreziosi	Conformant	ITALY
95	Gold	L’Orfebre S.A.	Conformant	ANDORRA
96	Gold	Marsam Metals	Conformant	BRAZIL
97	Gold	Planta Recuperadora de Metales SpA	Conformant	CHILE
98	Gold	Remondis Argentia B.V.	Conformant	NETHERLANDS
99	Gold	Safimet S.p.A	Conformant	ITALY
100	Gold	SungEel HiMetal Co., Ltd.	Conformant	KOREA, REPUBLIC OF
101	Gold	Tony Goetz NV	Non Conformant	BELGIUM
102	Gold	Abington Reldan Metals, LLC	Non Conformant	UNITED STATES OF AMERICA
103	Gold	Modeltech Sdn Bhd	Non Conformant	MALAYSIA
104	Gold	DS PRETECH Co., Ltd.	Conformant	KOREA, REPUBLIC OF
105	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant	CHINA
106	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Conformant	CHINA
107	Tantalum	Exotech Inc.	Conformant	UNITED STATES OF AMERICA
108	Tantalum	F&X Electro-Materials Ltd.	Conformant	CHINA
109	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Conformant	CHINA
110	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant	CHINA
111	Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant	CHINA
112	Tantalum	LSM Brasil S.A.	Conformant	BRAZIL
113	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant	JAPAN
114	Tantalum	NPM Silmet AS	Conformant	ESTONIA
115	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant	CHINA
116	Tantalum	QuantumClean	Conformant	UNITED STATES OF AMERICA
117	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant	CHINA
118	Tantalum	Solikamsk Magnesium Works OAO	Conformant	RUSSIAN FEDERATION
119	Tantalum	Taki Chemical Co., Ltd.	Conformant	JAPAN
120	Tantalum	Telex Metals	Conformant	UNITED STATES OF AMERICA

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
121	Tantalum	Ulba Metallurgical Plant JSC	Conformant	KAZAKHSTAN
122	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant	CHINA
123	Tantalum	KEMET Blue Metals	Conformant	MEXICO
124	Tantalum	H.C. Starck Co., Ltd.	Conformant	THAILAND
125	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Conformant	GERMANY
126	Tantalum	H.C. Starck Hermsdorf GmbH	Conformant	GERMANY
127	Tantalum	H.C. Starck Inc.	Conformant	UNITED STATES OF AMERICA
128	Tantalum	H.C. Starck Ltd.	Conformant	JAPAN
129	Tantalum	Global Advanced Metals Boyertown	Conformant	UNITED STATES OF AMERICA
130	Tantalum	Global Advanced Metals Aizu	Conformant	JAPAN
131	Tantalum	KEMET Blue Powder	Conformant	UNITED STATES OF AMERICA
132	Tantalum	Mineração Taboca S.A.	Conformant	BRAZIL
133	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Conformant	GERMANY
134	Tantalum	D Block Metals, LLC	Conformant	UNITED STATES OF AMERICA
135	Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant	INDIA
136	Tantalum	FIR Metals & Resource Ltd.	Conformant	CHINA
137	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant	CHINA
138	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant	CHINA
139	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant	CHINA
140	Tantalum	Resind Indústria e Comércio Ltda.	Conformant	BRAZIL
141	Tantalum	Jiangxi Tuohong New Raw Material	Conformant	CHINA
142	Tantalum	Power Resources Ltd.	Conformant	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
143	Tantalum	Asaka Riken Co., Ltd.	Conformant	JAPAN
144	Tantalum	Jiujiang Janny New Material Co., Ltd.	Conformant	CHINA
145	Tin	Alpha	Conformant	UNITED STATES OF AMERICA
146	Tin	CV Gita Pesona	Conformant	INDONESIA
147	Tin	PT Aries Kencana Sejahtera	Conformant	INDONESIA
148	Tin	PT Premium Tin Indonesia	Conformant	INDONESIA
149	Tin	CV United Smelting	Conformant	INDONESIA
150	Tin	EM Vinto	Conformant	BOLIVIA (PLURINATIONAL STATE OF)

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
151	Tin	Fenix Metals	Conformant	POLAND
152	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant	CHINA
153	Tin	China Tin Group Co., Ltd.	Conformant	CHINA
154	Tin	Malaysia Smelting Corporation (MSC)	Conformant	MALAYSIA
155	Tin	Metallic Resources, Inc.	Conformant	UNITED STATES OF AMERICA
156	Tin	Mineracao Taboca S.A.	Conformant	BRAZIL
157	Tin	Minsur	Conformant	PERU
158	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant	THAILAND
159	Tin	Operaciones Metalurgical S.A.	Conformant	BOLIVIA (PLURINATIONAL STATE OF)
160	Tin	PT Artha Cipta Langgeng	Conformant	INDONESIA
161	Tin	PT Babel Inti Perkasa	Conformant	INDONESIA
162	Tin	PT Bangka Tin Industry	Conformant	INDONESIA
163	Tin	PT Belitung Industri Sejahtera	Conformant	INDONESIA
164	Tin	PT Bukit Timah	Conformant	INDONESIA
165	Tin	PT DS Jaya Abadi	Conformant	INDONESIA
166	Tin	PT Mitra Stania Prima	Conformant	INDONESIA
167	Tin	PT Panca Mega Persada	Conformant	INDONESIA
168	Tin	PT Prima Timah Utama	Conformant	INDONESIA
169	Tin	PT Refined Bangka Tin	Conformant	INDONESIA
170	Tin	PT Sariwiguna Binasentosa	Conformant	INDONESIA
171	Tin	PT Stanindo Inti Perkasa	Conformant	INDONESIA
172	Tin	PT Timah (Persero) Tbk Kundur	Conformant	INDONESIA
173	Tin	PT Timah (Persero) Tbk Mentok	Conformant	INDONESIA
174	Tin	PT Tinindo Inter Nusa	Conformant	INDONESIA
175	Tin	Rui Da Hung	Conformant	TAIWAN, PROVINCE OF CHINA
176	Tin	Soft Metais Ltda.	Conformant	BRAZIL
177	Tin	Thaisarco	Conformant	THAILAND
178	Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant	BRAZIL
179	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Conformant	BRAZIL
180	Tin	Melt Metais e Ligas S.A.	Conformant	BRAZIL
181	Tin	PT ATD Makmur Mandiri Jaya	Conformant	INDONESIA
182	Tin	O.M. Manufacturing Philippines, Inc.	Conformant	PHILIPPINES
183	Tin	PT Inti Stania Prima	Conformant	INDONESIA
184	Tin	Metallo Belgium N.V.	Conformant	BELGIUM

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
185	Tin	Metallo Spain S.L.U.	Conformant	SPAIN
186	Tin	Yunnan Tin Company, Ltd.	Conformant	CHINA
187	Tin	Dowa	Conformant	JAPAN
188	Tin	Mitsubishi Materials Corporation	Conformant	JAPAN
189	Tin	CV Venus Inti Perkasa	Conformant	INDONESIA
190	Tin	CV Ayi Jaya	Conformant	INDONESIA
191	Tin	Resind Indústria e Comércio Ltda.	Conformant	BRAZIL
192	Tin	PT Bangka Prima Tin	Conformant	INDONESIA
193	Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant	CHINA
194	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant	CHINA
195	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant	CHINA
196	Tin	Huichang Jinshunda Tin Co., Ltd.	Conformant	CHINA
197	Tin	PT Karimun Mining	Conformant	INDONESIA
198	Tin	PT Sumber Jaya Indah	Conformant	INDONESIA
199	Tin	PT Tommy Utama	Conformant	INDONESIA
200	Tin	PT Sukses Inti Makmur	Conformant	INDONESIA
201	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant	CHINA
202	Tin	CV Dua Sekawan	Conformant	INDONESIA
203	Tin	CV Tiga Sekawan	Conformant	INDONESIA
204	Tin	PT Kijang Jaya Mandiri	Conformant	INDONESIA
205	Tin	Gejiu Fengming Metallurgy Chemical Plant	Conformant	CHINA
206	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant	CHINA
207	Tin	Gejiu Jinye Mineral Company	Conformant	CHINA
208	Tin	PT Menara Cipta Mulia	Conformant	INDONESIA
209	Tin	PT Lautan Harmonis Sejahtera	Conformant	INDONESIA
210	Tin	Jiangxi Nanshan	Conformant	CHINA
211	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Non Conformant	VIETNAM
212	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant	CHINA
213	Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant	CHINA
214	Tin	Modeltech Sdn Bhd	Conformant	MALAYSIA
215	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant	CHINA
216	Tin	PT Bangka Serumpun	Conformant	INDONESIA
217	Tin	PT Babel Surya Alam Lestari	Conformant	INDONESIA

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
218	Tin	PT Tirus Putra Mandiri	Conformant	INDONESIA
219	Tin	Tin Technology & Refining	Conformant	UNITED STATES OF AMERICA
220	Tungsten	A.L.M.T. TUNGSTEN Corp.	Conformant	JAPAN
221	Tungsten	Kennametal Huntsville	Conformant	UNITED STATES OF AMERICA
222	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant	CHINA
223	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant	CHINA
224	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant	CHINA
225	Tungsten	Global Tungsten & Powders Corp.	Conformant	UNITED STATES OF AMERICA
226	Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant	CHINA
227	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant	CHINA
228	Tungsten	Japan New Metals Co., Ltd.	Conformant	JAPAN
229	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant	CHINA
230	Tungsten	Kennametal Fallon	Conformant	UNITED STATES OF AMERICA
231	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant	VIET NAM
232	Tungsten	Wolfram Bergbau und Hutten AG	Conformant	AUSTRIA
233	Tungsten	Xiamen Tungsten Co., Ltd.	Conformant	CHINA
234	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Conformant	CHINA
235	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant	CHINA
236	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant	CHINA
237	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant	CHINA
238	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant	CHINA
239	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant	CHINA
240	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant	CHINA
241	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant	CHINA
242	Tungsten	H.C. Starck Tungsten GmbH	Conformant	GERMANY
243	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Conformant	GERMANY
244	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Conformant	VIET NAM
245	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant	CHINA
246	Tungsten	Niagara Refining LLC	Conformant	UNITED STATES OF AMERICA
247	Tungsten	Hydrometallurg, JSC	Conformant	RUSSIAN FEDERATION
248	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant	CHINA
249	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant	CHINA

Conflict Minerals Report

No.	Metal	Name of Smelter/Refiner	Audit Status	Facility Location
250	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant	CHINA
251	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Conformant	CHINA
252	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant	PHILIPPINES
253	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant	CHINA
254	Tungsten	ACL Metais Eireli	Conformant	BRAZIL
255	Tungsten	Woltech Korea Co., Ltd.	Conformant	KOREA, REPUBLIC OF
256	Tungsten	Moliren Ltd.	Conformant	RUSSIAN FEDERATION
257	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant	CHINA
258	Tungsten	Unecha Refractory metals plant	Conformant	RUSSIAN FEDERATION